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                                                                    EXHIBIT 10.6

     This LOAN MODIFICATION AGREEMENT, dated as of December [18], 1998 (this "Agreement"), is between GENERAL MAGIC, INC., a Delaware corporation ("Borrower") and SILICON VALLEY BANK ("Bank").

                                    Recitals

     A. In addition to any obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a Loan and Security Agreement, dated as of December [___], 1997 (as may have been amended to the date hereof, the "Loan Agreement"). The term "Obligations" and the other terms defined in the Loan Agreement are used herein with the same meanings unless otherwise defined herein.

     B. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral described in the Loan Agreement and an Intellectual Property Security Agreement. The foregoing security documents, the Loan Agreement and all other documents evidencing or securing the Obligations are called the "Existing Loan Documents" herein.

     The parties hereto hereby agree as follows:

     1.   Amendments.

     The Loan Agreement is hereby amended:

          (a)  To amend and restate in their entirety certain definitions in
Section 1.1, as follows:

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt and current deferred revenues.

               "Debt Service Coverage Ratio" means for any fiscal quarter of Borrower on a consolidated basis, the ratio of (a) the sum of quarterly net income, quarterly depreciation and amortization, and quarterly interest expenses minus any income from capitalized software development to (b) the sum of capital lease payments due during such quarter, the current portion of long term debt during such quarter, and quarterly interest expenses.

          (b)  To amend the defined term "Equipment Availability Date" in
Section 1.1 thereof, to insert the word "End" after the words "Equipment Availability."

          (c) To amend subsection (f) of the definition of "Permitted Liens" in Section 1.1 thereof, to substitute the word "constituting" before the words "an Event of Default" with the word "constituting."



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        (d)     To amend and restate in its entirety Exhibit C thereof in the form attached hereto.

        (e) To amend subsection (f) of Section 3.1 thereof, to substitute the number "2.5" before the word "Section" with the number "2.4."

        (f)     To amend and restate in its entirety Section 5.2 as follows:

                5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles/Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound, nor is Borrower in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

        (g)     To amend and restate in its entirety Section 6.3 as follows:

                6.3. Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within 30 days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within 120 days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five days of filing, copies of all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission and at the request of Bank, all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

                Borrower shall deliver to Bank with each of the monthly financial statements a Compliance Certificate signed by a Responsible Officer in




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                     substantially the form of Exhibit C hereto, together with, at any month-end where the outstanding balance of Borrower's accounts receivable (determined in accordance with GAAP) exceed $250,000, a detailed accounts receivable aging as at the end of such month.

              (h) To amend and restate in its entirety Section 6.9 as follows:

                     6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than $14,000,000 plus (a) 25% of proceeds (net of reasonable offering and issuance costs) received by Borrower after June 22, 1998, with respect to the issuance of equity securities by Borrower and (b) 25% of cumulative quarterly net income (not excluding any losses), measured as of the last fiscal quarter.

              (i) To amend and restate in its entirety Section 7.3 as follows:

                     7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except (i) such transactions that do not involve an amount that in the aggregate exceeds $1,000,000 in cash or property (other than equity securities of the Borrower) during the term of this Agreement; and, in addition to the transactions permitted under clause (i),
                     (ii) an acquisition of a single company for a total cash outlay not to exceed $1,000,000; provided that in the case of (i) or (ii), Borrower shall be the surviving or continuing corporation.

       2. Corresponding Amendments. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

       3. No Defenses. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Obligations.

       4. Continuing Validity. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


BORROWER:                                BANK:

GENERAL MAGIC, INC.,                     SILICON VALLEY BANK
a Delaware corporation

By  /s/ JAMES MCCORMICK                  By  [Signature Illegible]
  ---------------------------------        ------------------------------------
   James McCormick

Title:  Sr. VP, Finance and              Title:  V.P.
        Administration and CFO





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                                   EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:       SILICON VALLEY BANK

FROM:     GENERAL MAGIC, INC.

     The undersigned authorized officer of ___________________ hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

   PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                REQUIRED                                  COMPLIES
------------------                --------                                  --------
Monthly financial statements      Monthly within 30 days                    Yes    No
Annual (CPA audited)              FYE within 120 days                       Yes    No
[10Q and 10K                      Within 5 days after filing with the SEC]  Yes    No
A/R Agings                        Monthly within 30 days                    Yes    No

FINANCIAL COVENANT                REQUIRED       ACTUAL                     COMPLIES
------------------                --------       ------                     --------
Maintain on a Monthly Basis:

Minimum Quick Ratio               2.00:1.00       ____:1.0                  Yes    No
Minimum Liquidity Ratio           2.00:1.00       ____:1.0                  Yes    No
Minimum Tangible Net Worth        $14,000,000                               Yes    No
Plus 25% Equity Proceeds          $________                                 Yes    No
Plus 25% Quarterly Net Income     $________                                 Yes    NO

Maintain on a Quarterly Basis:

Minimum Debt Service Ratio        1.50:1.00       ____:1.0                  Yes    No

Maintain at all times:

Liquidity:                        $12,000,000     $______                   Yes    No



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             BANK USE ONLY

Received By: ______________________

Date: ____________________

Reviewed By: ______________________

Compliance Status:  Yes/No

COMMENTS REGARDING EXCEPTIONS:

Sincerely,

_________________________ Date: ____________
SIGNATURE

_________________________
TITLE




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